SUPPLEMENTAL OPERATING & FINANCIAL DATA Q3 2022 An S&P 500 company S&P 500 Dividend Aristocrats® index member Exhibit 99.2

Q3 2022 Supplemental Operating & Financial Data 2 Table of Contents Corporate Overview 3 Financial Summary Consolidated Statements of Income 4 Funds From Operations (FFO) and Normalized Funds From Operations (Normalized FFO) 5 Adjusted Funds From Operations (AFFO) 6 Consolidated Balance Sheets 7 Debt Summary 8 Senior Unsecured Notes and Bonds 9 Debt Maturities 10 Capitalization & Financial Ratios 11 Adjusted EBITDAre & Coverage Ratios 12 Debt Covenants 13 Transaction Summary Investment Summary 14 Disposition Summary 15 Development Pipeline 16 Real Estate Portfolio Summary Client Diversification 17 Top 10 Industries 18 Industry Diversification 19 Geographic Diversification 21 Property Type Composition 22 Same Store Rental Revenue 23 Leasing Data Occupancy 25 Leasing Activity 26 Lease Expirations 27 Earnings Guidance 28 Analyst Coverage 29 Glossary 30 This Supplemental Operating & Financial Data should be read in connection with the company's earnings press release for the three and nine months ended September 30, 2022 (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on November 2, 2022) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data. Realty Income is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the clients or of their products or services pictured or mentioned. The names, logos, and all related product and service names, design marks, and slogans are the trademarks or service marks of their respective companies.

Corporate Overview

REALTY INCOME
The Monthly Dividend Company®

Corporate Profile

Realty Income, The Monthly Dividend Company®, is an S&P 500 company and member of the S&P 500 Dividend Aristocrats® index. We invest in people and places to deliver dependable monthly dividends that increase over time. For over 53 years, we have been acquiring and managing freestanding commercial real estate that generates rental revenue under long-term net lease agreements and supports our monthly dividend.

Portfolio Overview

At September 30, 2022, we owned a diversified portfolio of 11,733 properties located in all 50 U.S. states, Puerto Rico, the U.K. and Spain, with approximately 225.7 million square feet of leasable space. Our properties are leased to 1,147 different clients doing business in 79 industries. Approximately 84.6% of our total portfolio annualized contractual rent[(1)] was generated from retail properties, 13.9% from industrial properties, and the remaining 1.5% from other property types. Our physical occupancy as of September 30, 2022 was 98.9%, with a weighted average remaining lease term of approximately 8.8 years. Total portfolio annualized contractual rent on our leases as of September 30, 2022 was $3.14 billion[(2)].

Common Stock

Our common stock is traded on the New York Stock Exchange under the symbol "O" (in thousands, except share, unit and per share amounts).

		September 30, 2022
Closing price	$	58.20
Shares and units outstanding		628,940,994
Market value of common equity	$	36,604,366
Total market capitalization	$	52,746,974

Transfer Agent

Computershare
Phone: (877) 218-2434
Website: www.computershare.com

One Team Senior Management

Neil M. Abraham, EVP, Chief Strategy Officer, Realty Income International - President
Michelle Bushore, EVP, Chief Legal Officer, General Counsel and Secretary
Mark E. Hagan, EVP, Chief Investment Officer
Shannon Kehle, EVP, Chief People Officer
Christie B. Kelly, EVP, Chief Financial Officer and Treasurer
Sumit Roy, President & Chief Executive Officer

Credit Ratings

	Senior Unsecured	Outlook	Commercial Paper
Moody's	A3	Stable	P-2
Standard & Poor's	A-	Stable	A-2

Dividend Information as of October 2022

- Current annualized dividend of $2.976 per share
- Compound average annual dividend growth rate of approximately 4.4%
- 628 consecutive monthly dividends declared
- 100 consecutive quarterly dividend increases

Corporate Headquarters

11995 El Camino Real
San Diego, CA 92130
Phone: +1 (858) 284-5000
Website: www.realtyincome.com

Phoenix Office

2325 E. Camelback Rd, 9th Floor
Phoenix, AZ 85016
Phone: +1 (602) 778-6000

London Office

19 Wells Street
London, United Kingdom W1T 3PQ
Phone: +44 (20) 3931 6858

(1) Total portfolio annualized contractual rent is a supplemental operating measure. Please see the Glossary for our definition and an explanation of how we utilize this metric.
(2) Total portfolio annualized contractual rent includes 1.2% of rent from clients accounted for on a cash basis.

Q3 2022 Supplemental Operating & Financial Data 3

Q3 2022 Supplemental Operating & Financial Data 4 Three Months Ended September 30, Nine Months Ended September 30, 2022 2021 2022 2021 REVENUE Rental (including reimbursable) (1) $ 825,946 $ 486,337 $ 2,426,311 $ 1,385,958 Other (2) 11,323 3,554 28,720 9,485 Total revenue 837,269 489,891 2,455,031 1,395,443 EXPENSES Depreciation and amortization 419,016 198,832 1,232,215 564,606 Interest 117,409 76,156 333,933 222,905 Property (including reimbursable) 52,719 29,662 157,241 89,895 General and administrative 34,096 23,813 100,934 66,458 Provisions for impairment 1,650 11,011 16,379 30,977 Merger and integration-related costs 3,746 16,783 12,994 30,081 Total expenses 628,636 356,257 1,853,696 1,004,922 Gain on sales of real estate 42,883 12,094 93,611 35,396 Foreign currency and derivative loss, net (22,893) (2,374) (16,003) (1,170) Gain (loss) on extinguishment of debt 240 (3,983) 367 (50,456) Equity in income and impairment of investment in unconsolidated entities (662) — (6,335) — Other income, net (2) 2,249 1,984 6,907 3,518 Income before income taxes 230,450 141,355 679,882 377,809 Income taxes (10,163) (6,079) (35,802) (21,529) Net income 220,287 135,276 644,080 356,280 Net income attributable to noncontrolling interests (720) (280) (1,937) (865) Net income available to common stockholders $ 219,567 $ 134,996 $ 642,143 $ 355,415 Net income available to common stockholders per common share, basic and diluted $ 0.36 $ 0.34 $ 1.06 $ 0.94 (1) Includes rental revenue (reimbursable) of $44.1 million and $23.9 million for the three months ended September 30, 2022 and September 30, 2021, respectively, and $129.0 million and $69.1 million for the nine months ended September 30, 2022 and September 30, 2021, respectively. Unless otherwise specified, references to rental revenue in this document are exclusive of reimbursements from clients for recoverable real estate taxes and operating expenses. (2) Certain miscellaneous non-recurring revenue has been reclassified from total revenue to 'Other income, net' for the three and nine months ended September 30, 2021. Consolidated Statements of Income (in thousands, except per share amounts) (unaudited)

FFO and Normalized FFO [1] (in thousands, except per share and share count data)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and Normalized FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO and Normalized FFO per share computations.

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Net income available to common stockholders	$ 219,567	$ 134,996	$ 642,143	$ 355,415
Depreciation and amortization	419,016	198,832	1,232,215	564,606
Depreciation of furniture, fixtures and equipment	(511)	(230)	(1,478)	(674)
Provisions for impairment	1,650	11,011	16,379	30,977
Gain on sales of real estate	(42,883)	(12,094)	(93,611)	(35,396)
Proportionate share of adjustments for unconsolidated entities	717	—	12,812	—
FFO adjustments allocable to noncontrolling interests	(402)	(180)	(1,075)	(511)
FFO available to common stockholders	$ 597,154	$ 332,335	$ 1,807,385	$ 914,417
FFO allocable to dilutive noncontrolling interests	985	356	2,569	1,062
Diluted FFO	$ 598,139	$ 332,691	$ 1,809,954	$ 915,479
FFO available to common stockholders	$ 597,154	$ 332,335	$ 1,807,385	$ 914,417
Merger and integration-related costs	3,746	16,783	12,994	30,081
Normalized FFO available to common stockholders	$ 600,900	$ 349,118	$ 1,820,379	$ 944,498
Normalized FFO allocable to dilutive noncontrolling interests	985	356	2,569	1,062
Diluted Normalized FFO	$ 601,885	$ 349,474	$ 1,822,948	$ 945,560
FFO per common share, basic and diluted	$ 0.97	$ 0.85	$ 2.99	$ 2.41
Normalized FFO per common share, basic and diluted	$ 0.97	$ 0.89	$ 3.01	$ 2.49
Distributions paid to common stockholders	$ 458,586	$ 273,791	$ 1,342,695	$ 797,847
FFO available to common stockholders in excess of distributions paid to common stockholders	$ 138,568	$ 58,544	$ 464,690	$ 116,570
Normalized FFO available to common stockholders in excess of distributions paid to common stockholders	$ 142,314	$ 75,327	$ 477,684	$ 146,651
Weighted average number of common shares used for FFO and normalized FFO:				
Basic	617,511,609	391,913,478	604,463,977	379,291,782
Diluted	619,201,363	392,513,520	605,958,422	379,872,546

[1] FFO and Normalized FFO are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

Q3 2022 Supplemental Operating & Financial Data

5

REALTY INCOME
The Monthly Dividend Company®

AFFO (1)

(in thousands, except per share and share count data)

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to Normalized FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations.

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Net income available to common stockholders	$ 219,567	$ 134,996	$ 642,143	$ 355,415
Cumulative adjustments to calculate Normalized FFO (2)	381,333	214,122	1,178,236	589,083
Normalized FFO available to common stockholders	600,900	349,118	1,820,379	944,498
(Gain) loss on extinguishment of debt	(240)	3,983	(367)	50,456
Amortization of share-based compensation	5,099	4,315	16,742	12,484
Amortization of net debt premiums and deferred financing costs	(16,728)	1,394	(50,772)	4,284
Loss on interest rate swaps	735	733	2,181	2,179
Straight-line payments from cross-currency swaps	—	513	884	1,715
Leasing costs and commissions	(686)	(1,199)	(3,853)	(2,026)
Recurring capital expenditures	(273)	(365)	(459)	(415)
Straight-line rent and expenses, net	(29,628)	(14,801)	(85,004)	(36,268)
Amortization of above and below-market leases, net	17,422	10,312	47,466	23,546
Proportionate share of adjustments for unconsolidated entities	(85)	—	(4,239)	—
Other adjustments (3)	27,050	2,834	24,434	2,253
AFFO available to common stockholders	$ 603,566	$ 356,837	$ 1,767,392	$ 1,002,706
AFFO allocable to dilutive noncontrolling interests	1,006	351	2,613	1,047
Diluted AFFO	$ 604,572	$ 357,188	$ 1,770,005	$ 1,003,753
AFFO per common share, basic and diluted	$ 0.98	$ 0.91	$ 2.92	$ 2.64
Distributions paid to common stockholders	$ 458,586	$ 273,791	$ 1,342,695	$ 797,847
AFFO available to common stockholders in excess of distributions paid to common stockholders	$ 144,980	$ 83,046	$ 424,697	$ 204,859
Weighted average number of common shares used for AFFO:				
Basic	617,511,609	391,913,478	604,463,977	379,291,782
Diluted	619,201,363	392,513,520	605,958,422	379,872,546

(1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition and an explanation of how we utilize this metric.
(2) See reconciling items for Normalized FFO presented under "FFO and Normalized FFO."
(3) Includes adjustments allocable to noncontrolling interests, obligations related to financing lease liabilities, mark-to-market adjustments on investments and derivatives that do not qualify for hedge accounting, and foreign currency gain and loss as a result of intercompany debt and remeasurement transactions.

Q3 2022 Supplemental Operating & Financial Data 6

Q3 2022 Supplemental Operating & Financial Data 7 Consolidated Balance Sheets (in thousands, except per share and share count data) (unaudited) September 30, 2022 December 31, 2021 ASSETS Real estate held for investment, at cost: Land $ 11,852,057 $ 10,753,750 Buildings and improvements 26,981,664 25,155,178 Total real estate held for investment, at cost 38,833,721 35,908,928 Less accumulated depreciation and amortization (4,624,243) (3,949,798) Real estate held for investment, net 34,209,478 31,959,130 Real estate and lease intangibles held for sale, net 18,309 30,470 Cash and cash equivalents 187,745 258,579 Accounts receivable, net 529,248 426,768 Lease intangible assets, net 5,064,322 5,275,304 Goodwill 3,731,478 3,676,705 Investment in unconsolidated entities — 140,967 Other assets, net 2,151,895 1,369,579 Total assets $ 45,892,475 $ 43,137,502 LIABILITIES AND EQUITY Distributions payable $ 156,999 $ 146,919 Accounts payable and accrued expenses 408,482 351,128 Lease intangible liabilities, net 1,368,525 1,308,221 Other liabilities 752,530 759,197 Line of credit payable and commercial paper 1,920,159 1,551,376 Term loan, net 249,705 249,557 Mortgages payable, net 855,363 1,141,995 Notes payable, net 13,316,455 12,499,709 Total liabilities 19,028,218 18,008,102 Stockholders’ equity: Common stock and paid in capital, par value $0.01 per share, 1,300,000,000 and 740,200,000 shares authorized, 627,145,827 and 591,261,991 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively 32,003,069 29,578,212 Distributions in excess of net income (5,241,012) (4,530,571) Accumulated other comprehensive income (loss) (24,938) 4,933 Total stockholders’ equity 26,737,119 25,052,574 Noncontrolling interests 127,138 76,826 Total equity 26,864,257 25,129,400 Total liabilities and equity $ 45,892,475 $ 43,137,502

Debt Summary as of September 30, 2022 (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Dates		Carrying Value (USD)		% of Debt	Interest Rate	Weighted Average Years Until Maturity
Credit Facility and Commercial Paper [1]							
Credit Facility [2]	June 26, 2026	$	1,196,332		7.4 %	1.62 %	3.7 years
Commercial Paper	Various [3]		723,827		4.5 %	1.54 %	0.3 years
	Carrying value		1,920,159		11.9 %	1.59 % [4]	2.4 years
Unsecured Term Loan							
Term Loan [5]	March 24, 2024		250,000		1.5 %	3.83 %	1.5 years
Deferred financing costs			(295)				
	Carrying value		249,705				
Senior Unsecured Notes and Bonds [6]							
28 series of senior unsecured notes and bonds	February 2024 - March 2047		13,131,767		81.4 %	3.26 % [3]	7.3 years
Unamortized net premiums and deferred financing costs			184,688				
	Carrying value		13,316,455				
Mortgages Payable							
18 mortgages on 136 properties	May 2023 - August 2030		840,682	[7]	5.2 %	4.80 % [3]	1.6 years
Unamortized net premiums and deferred financing costs			14,681				
	Carrying value		855,363				
	Total Consolidated Debt Principal	**$**	**16,142,608**	[8]		**3.15 %** [3]	**6.3 years**
	Fixed Rate	**$**	**14,222,449**		**88 %**		
	Variable Rate	**$**	**1,920,159**		**12 %**		

[1] We have a $4.25 billion unsecured revolving credit facility (excluding an accordion feature subject to lender commitments which provided for an additional $1.0 billion in borrowings) bearing interest at different benchmark rates based on the currency of the borrowings, with a maturity date in June 2026. During July 2022, our U.S. Dollar-denominated unsecured commercial paper program was amended to increase the maximum aggregate amount of outstanding notes from $1.0 billion to $1.5 billion and we established a new Euro-denominated unsecured commercial paper program, which permits us to issue additional unsecured commercial notes up to a maximum aggregate amount of $1.5 billion (or foreign currency equivalent) in U.S. dollars or other foreign currencies.

[2] As of September 30, 2022, we had $1.2 billion of outstanding borrowings under our revolving credit facility, comprised entirely of Euro borrowings.

[3] As of September 30, 2022, we had $723.8 million in commercial paper borrowings, including €511.0 million of Euro-denominated borrowings, which have matured and will mature between October 2022 and January 2023.

[4] The totals are calculated as the weighted average interest rate as of September 30, 2022 for each respective category.

[5] In connection with entering into our new unsecured credit facility in April 2022, the previous LIBOR benchmark rate was replaced with daily SOFR, as the associated interest rate swap was also converted to SOFR, effectively fixing the interest rate at 3.83%.

[6] See page 9 for detail by issuance for senior unsecured notes and bonds.

[7] Includes (in U.S. dollars) a Sterling-denominated mortgage payable of £30.7 million converted at the applicable exchange rate on September 30, 2022.

[8] Total consolidated debt excludes non-cash unamortized net premiums recorded on the senior unsecured notes and bonds, non-cash unamortized net premiums recorded on the mortgages payable, and deferred financing costs on the term loan, notes and bonds, and mortgages payable.

Q3 2022 Supplemental Operating & Financial Data 8

Senior Unsecured Notes and Bonds [1]

(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Dates	Principal Amount (Currency Denomination)		Principal Balance (USD) as of September 30, 2022		% of Debt	Interest Rate
4.600% Notes due 2024 [1]	February 6, 2024	$	499,999	$	499,999	3.1 %	4.60 %
3.875% Notes due 2024	July 15, 2024	$	350,000		350,000	2.2 %	3.88 %
3.875% Notes due 2025	April 15, 2025	$	500,000		500,000	3.1 %	3.88 %
4.625% Notes due 2025 [1]	November 1, 2025	$	549,997		549,997	3.4 %	4.63 %
0.750% Notes due 2026	March 15, 2026	$	325,000		325,000	2.0 %	0.75 %
4.875% Notes due 2026 [1]	June 1, 2026	$	599,997		599,997	3.7 %	4.88 %
4.125% Notes due 2026	October 15, 2026	$	650,000		650,000	4.0 %	4.13 %
1.875% Notes due 2027	January 14, 2027	£	250,000		278,575	1.7 %	1.88 %
3.000% Notes due 2027	January 15, 2027	$	600,000		600,000	3.7 %	3.00 %
1.125% Notes due 2027	July 13, 2027	£	400,000		445,720	2.8 %	1.13 %
3.950% Notes due 2027 [1]	August 15, 2027	$	599,873		599,873	3.7 %	3.95 %
3.650% Notes due 2028	January 15, 2028	$	550,000		550,000	3.4 %	3.65 %
3.400% Notes due 2028 [1]	January 15, 2028	$	599,816		599,816	3.7 %	3.40 %
2.200% Notes due 2028 [1]	June 15, 2028	$	499,959		499,959	3.1 %	2.20 %
3.250% Notes due 2029	June 15, 2029	$	500,000		500,000	3.1 %	3.25 %
3.100% Notes due 2029 [1]	December 15, 2029	$	599,291		599,291	3.7 %	3.10 %
3.160% Notes Due 2030	June 30, 2030	£	140,000		156,002	1.0 %	3.16 %
1.625% Notes due 2030	December 15, 2030	£	400,000		445,720	2.8 %	1.63 %
3.250% Notes due 2031	January 15, 2031	$	950,000		950,000	5.9 %	3.25 %
3.180% Notes due 2032	June 30, 2032	£	345,000		384,434	2.4 %	3.18 %
2.850% Notes due 2032 [1]	December 15, 2032	$	699,655		699,655	4.4 %	2.85 %
1.800% Notes due 2033	March 15, 2033	$	400,000		400,000	2.5 %	1.80 %
1.750% Notes due 2033	July 13, 2033	£	350,000		390,005	2.4 %	1.75 %
2.730% Notes due 2034	May 20, 2034	£	315,000		351,004	2.2 %	2.73 %
5.875% Bonds due 2035	March 15, 2035	$	250,000		250,000	1.5 %	5.88 %
3.390% Notes due 2037	June 30, 2037	£	115,000		128,145	0.8 %	3.39 %
2.500% Notes due 2042	January 14, 2042	£	250,000		278,575	1.7 %	2.50 %
4.650% Notes due 2047	March 15, 2047	$	550,000		550,000	3.4 %	4.65 %
			Principal amount [2]	$	13,131,767	81.4 %	3.26 %

[1] In connection with our merger with VEREIT, Inc. (VEREIT), we completed our debt exchange offer to exchange all outstanding notes issued by VEREIT's operating partnership, VEREIT Operating Partnership, L.P. (" VEREIT OP") on November 9, 2021 for new notes issued by Realty Income, pursuant to which approximately 99.2% of the outstanding notes issued by VEREIT OP were exchanged for a like aggregate principal amount of the notes issued by Realty Income. Prior to the completion of our merger with VEREIT on November 1, 2021, these notes were not the obligation of Realty Income. Principal Balance (USD) as of September 30, 2022 includes the portion of the VEREIT OP notes that remained outstanding as of September 30, 2022, totaling $39.1 million in the aggregate, that were not exchanged in the exchange offers commenced by us with respect to the outstanding bonds of VEREIT OP in connection with the consummation of the merger with VEREIT.

[2] Excludes non-cash unamortized net premiums recorded and deferred financing costs. In addition, this schedule excludes the October 2022 issuance of $750 million of 5.625% senior unsecured notes due October 2032.

Q3 2022 Supplemental Operating & Financial Data

9

Debt Maturities as of September 30, 2022 (dollars in millions)

REALTY INCOME
The Monthly Dividend Company®

Principal Due		Credit Facility and Commercial Paper [1]		Term Loan		Mortgages Payable		Senior Unsecured Notes and Bonds [2]		Total	Weighted Average Expiring Interest Rate [3]
2022	$	703.8	$	—	$	1.1	$	—	$	704.9	4.74 %
2023		20.0		—		22.0		—		42.0	4.44 %
2024		—		250.0		740.5		850.0		1,840.5	4.48 %
2025		—		—		39.2		1,050.0		1,089.2	4.23 %
2026		1,196.3		—		12.0		1,575.0		2,783.3	3.72 %
Thereafter		—		—		25.9		9,656.8		9,682.7	2.99 %
Totals	$	1,920.1	$	250.0	$	840.7	$	13,131.8	$	16,142.6	

(1) Commercial paper borrowings have matured and will mature between October 2022 and January 2023, while borrowings under the credit facility at September 30, 2022 are assumed to be repaid at the expiration in June 2026. During July 2022, our U.S. Dollar-denominated unsecured commercial paper program was amended to increase the maximum aggregate amount of outstanding notes from $1.0 billion to $1.5 billion and we established a new Euro-denominated unsecured commercial paper program, which permits us to issue additional unsecured commercial notes up to a maximum aggregate amount of $1.5 billion (or foreign currency equivalent) in U.S. dollars or other foreign currencies. As of September 30, 2022 we had $1.2 billion of outstanding borrowings under our revolving credit facility, comprised entirely of Euro borrowings, and $723.8 million of outstanding borrowings under our commercial paper programs, including €511.0 million of Euro-denominated borrowings.

(2) Excludes our October 2022 issuance of $750 million of senior unsecured 5.625% notes due October 2032.

(3) The weighted average interest rates for 2022 and 2023 exclude commercial paper and for 2026 exclude the credit facility.

Q3 2022 Supplemental Operating & Financial Data

10

Q3 2022 Supplemental Operating & Financial Data 11 Capitalization & Financial Ratios (dollars in thousands, except as otherwise noted) Cash on Hand $ 187,745 Availability under Credit Facility 3,053,668 Less: Commercial Paper Borrowings (723,827) $ 2,517,586 (4) Liquidity calculation excludes borrowings under the $1.5 billion U.S Dollar- denominated commercial paper program and $1.5 billion Euro-denominated commercial paper program as of September 30, 2022. We use our unsecured revolving credit facility as a liquidity backstop for the repayment of the notes issued under these programs. Principal Debt Balance Credit Facility and Commercial Paper $ 1,920,159 Unsecured Term Loan 250,000 Senior Unsecured Notes and Bonds (1) 13,131,767 Mortgages Payable 840,682 Total Debt $ 16,142,608 Equity Shares/Units Stock Price Market Value Common Stock (NYSE: "O") 627,145,827 $ 58.20 $ 36,499,887 Common Units (2) 1,795,167 $ 58.20 $ 104,479 $ 36,604,366 Total Market Capitalization (3) $ 52,746,974 Debt/Total Market Capitalization (3) 30.6% (1) Excludes our October 2022 issuance of $750 million of senior unsecured 5.625% notes due October 2032. (2) Consists of common units issued by Realty Income Limited Partnership and held by third parties. (3) Our enterprise value was $52,559,229 (total market capitalization less cash and cash equivalents as of September 30, 2022). The percentage for debt to enterprise value is materially consistent with that presented for total market capitalization. Dividend Data YTD 2022 YTD 2021 Year-over-Year Growth Rate Common Dividend Paid per Share $ 2.2230 $ 2.1150 5.1 % AFFO per Share (diluted) $ 2.92 $ 2.64 10.6 % AFFO Payout Ratio 76.1% 80.1 % Liquidity as of September 30, 2022 (4) Capitalization as of September 30, 2022 Capital Structure as of September 30, 2022 Common Stock 69.4% Debt 30.6%

Q3 2022 Supplemental Operating & Financial Data 12 Adjusted EBITDAre & Coverage Ratios (dollars in thousands) Reconciliation of Net Income to Adjusted EBITDAre (1) Three Months Ended September 30, 2022 Net income $ 220,287 Interest 117,409 Gain on extinguishment of debt (240) Income taxes 10,163 Depreciation and amortization 419,016 Provisions for impairment 1,650 Merger and integration-related costs 3,746 Gain on sales of real estate (42,883) Foreign currency and derivative losses, net 22,893 Gain on settlement of foreign currency forwards 2,784 Equity in income and impairment of investment in unconsolidated entities 662 Quarterly Adjusted EBITDAre $ 755,487 Annualized Adjusted EBITDAre $ 3,021,948 Annualized Pro Forma Adjustment(2) $ 31,700 Annualized Pro Forma Adjusted EBITDAre $ 3,053,648 Total debt per the consolidated balance sheet, excluding deferred financing costs and net premiums and discounts $ 16,142,608 Less: Cash and cash equivalents (187,745) Net Debt $ 15,954,863 Net Debt/Annualized Adjusted EBITDAre 5.3x Net Debt/Annualized Pro Forma Adjusted EBITDAre 5.2x (1) Adjusted EBITDAre, Annualized Adjusted EBITDAre, Pro Forma Adjusted EBITDAre, Annualized Pro Forma Adjusted EBITDAre, Net Debt/Annualized Adjusted EBITDAre and Net Debt/Annualized Pro Forma Adjusted EBITDAre are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics. (2) The Annualized Pro Forma Adjustments, which includes transaction accounting adjustments in accordance with U.S GAAP, consists of adjustments to incorporate Adjusted EBITDAre from properties we acquired or stabilized during the applicable quarter and removes Adjusted EBITDAre from properties we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable period. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. The annualized Pro Forma Adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes. The Annualized Pro Forma Adjustments consist of $68.6 million from properties we acquired or stabilized during the quarter and removes $36.9 million from properties we disposed of during the quarter. Debt Service & Fixed Charge Coverage 6.1 5.6 5.6 5.5 5.5 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0

Q3 2022 Supplemental Operating & Financial Data 13 Debt Covenants The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt ≤ 60% of adjusted undepreciated assets 39.8 % Limitation on incurrence of secured debt ≤ 40% of adjusted undepreciated assets 2.2 % Debt service and fixed charge coverage (trailing 12 months) (1) ≥ 1.5x 5.5 x Maintenance of total unencumbered assets ≥ 150% of unsecured debt 259.0% (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on October 1, 2021, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of October 1, 2021, nor does it purport to reflect our debt service coverage ratio for any future period. As of September 30, 2022

Investment Summary

REALTY INCOME
The Monthly Dividend Company®

Period		Number of Properties		Investment ($ in millions)		Cash Rents ($ in millions)	Leasable Square Feet (in thousands)	Initial Weighted Average Cash Lease Yield [1]	Weighted Average Lease Term (Years)
Q1 2022	Acquisitions - U.S.	139	$	629.8	$	36.0	2,627	5.7%	15.0
	Acquisitions - Europe	21		794.2		40.0	2,772	5.5%	8.9
	Total acquisitions	160		1,424.0		76.0	5,399	5.6%	11.8
	Properties under development [2]	53		131.3		7.4	1,868	5.7%	17.3
	Total real estate investments	213	$	1,555.3	$	83.4	7,267	5.6%	12.3
	Approximately 26% of the annualized revenue generated by these investments is from our investment grade clients [4]								
Q2 2022	Acquisitions - U.S.	150	$	862.2	$	49.1	2,923	5.7%	13.0
	Acquisitions - Europe	30		677.0		37.1	2,620	5.8%	9.0
	Total acquisitions	180		1,539.2		86.2	5,543	5.7%	11.3
	Properties under development	57		136.6		7.6	2,471	5.6%	14.4
	Total real estate investments	237	$	1,675.8	$	93.8	8,014	5.7%	11.5
	Approximately 39% of the annualized revenue generated by these investments is from our investment grade clients [4]								
Q3 2022	Acquisitions - U.S.	272	$	1,131.6	$	69.5	3,845	6.1%	16.5
	Acquisitions - Europe	27		587.4		35.3	3,512	6.2%	8.8
	Total acquisitions	299	$	1,719.0	$	104.8	7,357	6.2%	13.9
	Properties under development [3]	76		148.5		8.2	1,758	5.6%	15.1
	Total real estate investments	375	$	1,867.5	$	113.0	9,115	6.1%	14.0
	Approximately 27% of the annualized revenue generated by these investments is from our investment grade clients [4]								
YTD 2022	Acquisitions - U.S.	561	$	2,623.6	$	154.6	9,396	5.9%	15.1
	Acquisitions - Europe	78		2,058.6		112.4	8,904	5.8%	8.9
	Total acquisitions	639	$	4,682.2	$	267.0	18,300	5.9%	12.5
	Properties under development [3]	127		416.4		23.2	3,201	5.6%	15.6
	Total real estate investments	766	$	5,098.6	$	290.2	21,501	5.8%	12.7
	Approximately 30% of the annualized revenue generated by these investments is from our investment grade clients [4]								

[1] Initial weighted average cash lease yield is a supplemental operating measure. Please see the Glossary for our definition of this metric. Contractual net operating income used in the calculation of initial weighted average cash lease yield for the three and nine months ended September 30, 2022 includes approximately $1.2 million and $8.0 million, respectively, received as settlement credits as reimbursement of free rent periods.

[2] Includes investments during the period in new development and development of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development.

[3] The three and nine months ended September 30, 2022 include £21.7 million and £36.6 million, respectively, of investments in five U.K. development properties, converted at the applicable exchange rates on the funding dates.

[4] Please see the Glossary for our definition of investment grade clients.

Q3 2022 Supplemental Operating & Financial Data 14

Disposition Summary (3) (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

		Number of Properties		Net Book Value		Net Sales Proceeds	Net Cash Capitalization Rate (1)
Q1 2022	Occupied	3	$	2,844	$	3,132	8.9%
	Vacant	31		109,183		119,051	—
	Total real estate dispositions	34	$	112,027	$	122,183	

The unlevered internal rate of return on properties sold during the first quarter was 9.7% (2)

		Number of Properties		Net Book Value		Net Sales Proceeds	Net Cash Capitalization Rate (1)
Q2 2022	Occupied	6	$	34,569	$	65,916	5.7%
	Vacant	64		74,877		84,118	—
	Total real estate dispositions	70	$	109,446	$	150,034	

The unlevered internal rate of return on properties sold during the second quarter was 9.3% (2)

		Number of Properties		Net Book Value		Net Sales Proceeds	Net Cash Capitalization Rate (1)
Q3 2022	Occupied	7	$	72,940	$	112,173	6.8%
	Vacant	27		26,620		30,016	—
	Total real estate dispositions (3)	34	$	99,560	$	142,189	

The unlevered internal rate of return on properties sold during the third quarter was 12.8% (2) (3)

		Number of Properties		Net Book Value		Net Sales Proceeds	Net Cash Capitalization Rate (1)
YTD 2022	Occupied	16	$	110,353	$	181,221	6.5%
	Vacant	122		210,680		233,185	—
	Total real estate dispositions (3)	138	$	321,033	$	414,406	

The unlevered internal rate of return on properties sold during the first nine months was 10.9% (2) (3)

(1) Net cash capitalization rate is a supplemental operating measure. Please see the Glossary for our definition of this metric.

(2) Excludes properties disposed from the legacy VEREIT portfolio.

(3) Dispositions excludes our proportionate share of net proceeds from the disposition of properties by our unconsolidated industrial partnerships.

Q3 2022 Supplemental Operating & Financial Data 15

Development Pipeline (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

As of September 30, 2022

Retail

	Number of Properties		Investment to Date		Estimated Remaining Investment		Total Commitment		Percent Funded	Percent Leased [1]
New development [2]	205	$	116,796	$	549,493	$	666,288	[3]	18 %	99 %
Development of existing properties	6		6,738		4,163		10,902		62 %	93 %
	211	$	123,534	$	553,656	$	677,190		18 %	

Non-Retail

	Number of Properties		Investment to Date		Estimated Remaining Investment		Total Commitment	Percent Funded	Percent Leased [1]
New development [2]	13	$	64,894	$	211,240	$	276,134	24 %	100 %
Development of existing properties	—		—		—		—	— %	— %
	13	$	64,894	$	211,240	$	276,134	24 %	

Total

	Number of Properties		Investment to Date		Estimated Remaining Investment		Total Commitment		Percent Funded	Percent Leased [1]
New development [2]	218	$	181,690	$	760,733	$	942,422	[3]	19 %	100 %
Development of existing properties	6		6,738		4,163		10,902		62 %	93 %
	224	$	188,428	$	764,896	$	953,324		20 %	

(1) Estimated rental revenue commencement dates on properties under development are between October 2022 and May 2024.

(2) Includes build-to-suit developments and forward take-out commitments on development properties with leases in place.

(3) Includes one forward take-out commitments for U.K. development properties for £6.2 million and three new build-to-suit developments for a U.K. development property for £43.0 million.

Q3 2022 Supplemental Operating & Financial Data 16

Client Diversification

REALTY INCOME
The Monthly Dividend Company®

Our Top 20 Clients

Our 20 largest clients based on percentage of total portfolio annualized contractual rent, which does not give effect to deferred rent at September 30, 2022, include the following:

Ranking	Client	Number of Leases	Percentage of Total Portfolio Annualized Contractual Rent [1]	Investment Grade Ratings (S&P/Moody's/Fitch)
1	Dollar General	1,438	4.2%	BBB/Baa2/-
2	Walgreens	341	3.9	BBB/Baa2/-
3	7-Eleven	632	3.8	A/Baa2/-
4	Dollar Tree / Family Dollar	1,057	3.5	BBB/Baa2/-
5	FedEx	81	2.8	BBB/Baa2/-
6	LA Fitness	76	2.3	—
7	BJ's Wholesale Clubs	33	1.9	—
8	Sainsbury's	27	1.8	—
9	B&Q (Kingfisher)	36	1.7	BBB/Baa2/BBB
10	CVS Pharmacy	183	1.7	BBB/Baa2/-
11	Lifetime Fitness	21	1.7	—
12	Wal-Mart / Sam's Club	66	1.7	AA/Aa2/AA
13	AMC Theaters	35	1.6	—
14	Red Lobster	200	1.5	—
15	Regal Cinemas (Cineworld)	41	1.5	—
16	Tractor Supply	165	1.4	BBB/Baa1/-
17	Tesco	16	1.3	BBB-/Baa3/BBB-
18	Home Depot	29	1.2	A/A2/A
19	Kroger	31	1.1	BBB/Baa1/-
20	Fas Mart (GPM Investments)	260	1.0	—
	Total	4,768	41.3%	

Weighted Average EBITDAR/Rent Ratio on Retail Properties	2.8x	[2]
Median EBITDAR/Rent Ratio on Retail Properties	2.7x	[2]

(1) Amounts for each client are calculated independently; therefore, the individual percentages may not sum to the total.
(2) Based on an analysis of the most recently provided information from all retail clients that provide such information. We do not independently verify the information we receive from our retail clients.

Our Investment Grade Clients [3]

Number of Leases	5,739
Percentage of Total Portfolio Annualized Contractual Rent	42.7%



34.7%
49.7%
7.5%
8.1%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

(3) Please see the Glossary for our definition of investment grade clients.

Q3 2022 Supplemental Operating & Financial Data 17

Q3 2022 Supplemental Operating & Financial Data 18 (1)Top 10 Industries Percentage of Total Portfolio Annualized Contractual Rent As of Sept 30, Dec 31, Dec 31, Dec 31, Dec 31, 2022 2021 2020 2019 2018 Grocery stores 10.3% 10.2% 9.8% 7.9% 5.0% Convenience stores 9.0 9.1 11.9 12.3 12.6 Dollar stores 7.7 7.5 7.6 7.9 7.3 Restaurants - quick service 6.4 6.6 5.3 5.8 6.3 Drug stores 6.2 6.6 8.2 8.8 9.4 Restaurants - casual dining 5.5 5.9 2.8 3.2 3.3 Home improvement 5.0 5.1 4.3 2.9 2.8 Health and fitness 4.7 4.7 6.7 7.0 7.1 Automotive service 3.9 3.2 2.7 2.6 2.2 General merchandise 3.9 3.7 3.4 2.5 2.1 (1) The presentation of Top 10 Industries combines total portfolio contractual rent from the U.S. and Europe. Europe consists of properties in the U.K., starting in May 2019, and in Spain, starting in September 2021. Certain of the Top 10 Industries include both U.S. and Europe percentages for which the Europe percentages are included in the 'Europe-other' classification in the Industry Diversification table beginning on page 19.

Q3 2022 Supplemental Operating & Financial Data 19 Percentage of Total Portfolio Annualized Contractual Rent As of Sept 30, Dec 31, Dec 31, Dec 31, Dec 31, 2022 2021 2020 2019 2018 United States Aerospace 0.4% 0.4% 0.6% 0.8% 0.9% Apparel stores 1.5 1.5 1.3 1.1 1.2 Automotive collision services 1.0 1.0 1.1 1.0 0.9 Automotive parts 1.4 1.5 1.6 1.6 1.7 Automotive service 3.9 3.2 2.7 2.6 2.3 Automotive tire services 1.6 1.8 2.0 2.1 2.3 Beverages 1.1 1.3 2.1 2.0 2.4 Child care 1.5 1.5 2.1 2.1 2.2 Consumer electronics 0.6 0.6 0.3 0.3 0.3 Consumer goods 0.7 0.7 0.6 0.6 0.7 Convenience stores 9.0 9.1 11.9 12.3 12.6 Crafts and novelties 1.0 1.0 0.9 0.6 0.6 Diversified industrial 0.9 1.0 0.8 0.7 0.8 Dollar stores 7.7 7.5 7.6 7.9 7.3 Drug stores 6.1 6.6 8.2 8.8 9.4 Education 0.2 0.1 0.2 0.2 0.3 Energy 0.3 0.4 — — — Entertainment 0.8 0.8 0.3 0.3 0.3 Equipment services 0.3 0.3 0.3 0.4 0.4 Financial services 1.9 2.0 1.8 2.0 2.4 Food processing 0.4 0.7 0.7 0.7 0.5 General merchandise 3.4 3.5 3.4 2.5 2.1 Grocery stores 5.2 4.9 4.9 5.2 5.0 Health and fitness 4.7 4.7 6.7 7.0 7.1 Health care 2.2 1.9 1.5 1.6 1.6 Home furnishings 2.4 2.2 0.7 0.8 0.8 Home improvement 2.9 3.1 3.1 2.9 2.8 Industry Diversification

Q3 2022 Supplemental Operating & Financial Data 20 Percentage of Total Portfolio Annualized Contractual Rent As of Sept 30, Dec 31, Dec 31, Dec 31, Dec 31, 2022 2021 2020 2019 2018 Motor vehicle dealerships 1.5 1.3 1.6 1.6 1.8 Other manufacturing 0.6 0.5 0.4 0.6 0.7 Packaging 0.6 0.6 0.9 0.8 1.0 Pet supplies and services 1.0 0.9 0.7 0.7 0.5 Restaurants - casual dining 5.5 5.9 2.8 3.2 3.3 Restaurants - quick service 6.2 6.5 5.3 5.8 6.3 Sporting goods 1.4 1.5 0.7 0.8 0.9 Theaters 3.1 3.4 5.6 6.1 5.3 Transportation services 3.1 3.4 3.9 4.3 5.0 Wholesale clubs 2.4 2.5 2.4 2.5 2.9 Other (1) 1.5 1.7 2.1 2.8 3.4 Total United States 90.0% 91.5% 93.8% 97.3% 100% Europe (2) General merchandise 0.5% 0.2% —% —% —% Grocery stores 5.1 5.3 4.9 2.7 — Home improvement 2.1 2.0 1.2 — — Sporting goods 0.4 * — — — Other (1) 1.9 1.0 0.1 * — Total Europe 10.0% 8.5% 6.2% 2.7% —% Totals 100.0% 100.0% 100.0% 100.0% 100.0% * Less than 0.1% (1) All industries with less than 0.3% of total portfolio annualized contractual rent have been reclassified to Other. (2) Europe consists of properties in the U.K., starting in May 2019, and in Spain, starting in September 2021. Industry Diversification (Cont'd)

Q3 2022 Supplemental Operating & Financial Data 21 Geographic Diversification Balanced presence in 50 states, Puerto Rico, the United Kingdom and Spain. Top Ten Regions Based on Total Portfolio Annualized Contractual Rent Texas 11.1% United Kingdom 9.0% California 6.0% Illinois 5.2% Florida 5.2% Ohio 4.5% Georgia 3.6% North Carolina 3.2% New York 3.1% Michigan 2.9% 2.0% 0.1% 1.9% 1.1% 6.0% 1.5% 0.4% 0.1% 5.2% 3.6% 0.2% 0.1% 5.2% 2.8% 0.9% 1.2% 1.7% 2.1% 0.5% 1.3% 1.4% 2.9% 1.9% 1.3% 2.0% 0.1% 0.4% 1.0% 0.3% 1.7% 0.6% 3.1% 3.2% 0.2% 4.5% 1.7% 0.4% 2.7% 0.1% 1.9% 0.2% 2.6% 11.1% 0.5% 0.1% 2.5% 1.0% 0.4% 2.1% 0.1% 0.1% 1.0% 9.0%

Q3 2022 Supplemental Operating & Financial Data 22 Property Type Composition (dollars in thousands) Property Type Number of Properties Approximate Leasable Square Feet (1) Total Portfolio Annualized Contractual Rent as of September 30, 2022 Percentage of Total Portfolio Annualized Contractual Rent as of September 30, 2022 Percentage of Annualized Contractual Rent from Our Investment Grade Clients (2) Retail 11,400 149,442,600 $ 2,656,115 84.6% 41.1 % Industrial 314 74,037,100 438,474 13.9 57.1 Other (3) 19 2,179,200 48,608 1.5 6.8 Totals 11,733 225,658,900 $ 3,143,197 100.0% 42.7% (1) Includes leasable building square footage. Excludes 1,610 acres of leased land categorized as agriculture at September 30, 2022. (2) Please see the Glossary for our definition of investment grade clients. (3) "Other" includes eight properties classified as office, consisting of approximately 2.0 million leasable square feet and $25.6 million in annualized contractual rent, and 11 properties classified as agriculture, consisting of approximately 157,300 leasable square feet and $23.0 million in annualized contractual rent. Retail 84.6% Industrial 13.9% Other 1.5% (3)

Same Store Rental Revenue [1]

(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Q3 2022

Same Store Rental Revenue

Number of properties	9,645
Square footage	168,085,523
Q3 2022	$ 612,270
Q3 2021	$ 606,426
Increase (in dollars)	$ 5,844
Increase (percent)	1.0 %

Top 3 Industries Contributing to the Change [2]

Industry	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Net Change	% Change by Industry
Health and Fitness	$ 33,901	$ 31,703	$ 2,198	6.9 %
Theaters	23,748	24,599	(851)	(3.5)%
Convenience Stores	59,275	58,474	801	1.4 %

YTD 2022

Same Store Rental Revenue

Number of properties	9,645
Square footage	168,085,523
YTD 2022	$ 1,844,225
YTD 2021	$ 1,801,469
Increase (in dollars)	$ 42,756
Increase (percent)	2.4 %

Top 3 Industries Contributing to the Change [2]

Industry	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021	Net Change	% Change by Industry
Theaters	$ 79,687	$ 61,781	$ 17,906	29.0 %
Health and Fitness	100,914	95,307	5,607	5.9 %
Restaurants-Quick Service	130,347	128,069	2,278	1.8 %

For purposes of comparability, same store rental revenue is presented on a constant currency basis using the applicable exchange rate as of September 30, 2022 of 1.11 GBP/USD. None of the properties in Spain met our same store pool definition for the periods presented.

Our calculation of same store rental revenue includes rent deferred for future payment as a result of lease concessions we granted in response to the COVID-19 pandemic and recognized under the practical expedient provided by the Financial Accounting Standards Board (FASB). Our calculation of same store rental revenue also includes uncollected rent for which we have not granted a lease concession. If these applicable amounts of rent deferrals and uncollected rent were excluded from our calculation of same store rental revenue, the increases for the three and nine months ended September 30, 2022 relative to the comparable period for 2021 would have been 0.3% and 2.5%, respectively.

[1] Please see the Glossary to see our definitions of the Same Store Pool and Same Store Rental Revenue. Beginning with the first quarter of 2022, properties acquired through the merger with VEREIT were considered under each element of our Same Store Pool criterion, except for the requirement that the property be owned for the full comparative period. If the property was owned by VEREIT for the full comparative period and each of the other criteria were met, the property was included in our Same Store Pool.
[2] Top 3 industry contributors are based on absolute value of net change period over period.

Q3 2022 Supplemental Operating & Financial Data 23

Same Store Rental Revenue [1] (Cont'd) (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Same Store Rental Revenue by Property Type

Q3 2022 | **YTD 2022**

Property Type	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Net Change	% Change by Property Type	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021	Net Change	% Change Property
Retail	$ 517,325	$ 512,485	$ 4,840	0.9 %	$ 1,560,657	$ 1,521,476	$ 39,181	2.6 %
Industrial	84,843	83,886	957	1.1 %	253,399	250,061	3,338	1.3 %
Other [2]	10,102	10,055	47	0.5 %	30,169	29,932	237	0.8 %
Total	$ 612,270	$ 606,426	$ 5,844	1.0 %	$ 1,844,225	$ 1,801,469	$ 42,756	2.4 %

Reconciliation of Same Store Rental Revenue to Rental Revenue (including reimbursable)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Same store rental revenue	$ 612,270	$ 606,426	$ 1,844,225	$ 1,801,469
Constant currency adjustment [3]	3,891	7,835	22,491	26,071
Straight-line rent and other non-cash adjustments	2,788	4,895	15,126	13,925
Contractually obligated reimbursements by our clients	43,897	46,496	128,153	131,182
Revenue from excluded properties [4]	161,210	107,161	408,620	276,695
Other excluded revenue [5]	1,890	3,195	7,696	7,164
VEREIT rental revenue [6]	—	(289,671)	—	(870,548)
Rental revenue (including reimbursable)	$ 825,946	$ 486,337	$ 2,426,311	$ 1,385,958

[1] Please see the Glossary to see our definitions of the Same Store Pool and Same Store Rental Revenue. Beginning with the first quarter of 2022, properties acquired through the merger with VEREIT were considered under each element of our Same Store Pool criterion, except for the requirement that the property be owned for the full comparative period. If the property was owned by VEREIT for the full comparative period and each of the other criteria were met, the property was included in our Same Store Pool.

[2] "Other" includes properties classified as office and agriculture.

[3] For purposes of comparability, same store rental revenue is presented on a constant currency basis using the applicable exchange rate as of September 30, 2022 of 1.11 GBP/USD. None of the properties in Spain met our same store pool definition for the periods presented.

[4] Please see the Glossary for our definition of Same Store Pool.

[5] "Other excluded revenue" primarily consists of lease termination revenue and reimbursements for tenant improvements and rental revenue that is not contractual base rent such as lease termination settlements.

[6] Amounts for the three and nine months ended September 30, 2021 represent rental revenue from VEREIT properties, which were not included in our financial statements prior to the close of the merger on November 1, 2021.

Q3 2022 Supplemental Operating & Financial Data 24

REALTY INCOME
The Monthly Dividend Company®

Occupancy as of September 30, 2022

(dollars in thousands)

By Property

Occupied properties	11,602
Total properties	11,733
Occupancy [1]	98.9 %

By Square Footage

Occupied square footage	223,599,154
Total square footage	225,658,940
Occupancy	99.1 %

By Rental Revenue (Economic Occupancy)

Quarterly cash rental revenue [2]	$	767,146
Quarterly cash vacant rental revenue [3]	$	6,229
Occupancy		99.2 %

Change in Occupancy

Vacant properties at 6/30/2022		132
Lease expirations [4]	+	181
Leasing activity [5]	-	155
Vacant dispositions [6]	-	27
Vacant properties at 9/30/2022		131

[1] Excludes four properties with ancillary leases only, such as cell towers and billboards.

[2] Does not include reserves and reserve reversals recorded as adjustments to rental revenue.

[3] Based on contractual monthly rental revenue received immediately preceding the date of vacancy.

[4] Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the periods indicated above.

[5] Excludes 14 minority unit leases with no property-level vacancy impact. See page 26 for additional detail on re-leasing activity.

[6] Includes 22 properties vacant at the beginning of the quarter.

Occupancy by Number of Properties


99.0%
98.0%
97.0%
96.0%
95.0%
94.0%
93.0%
92.0%
91.0%
90.0%
98.6%
97.9%
98.0%
98.5%
98.8%
98.5%
98.6%
98.9%
98.9%
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022

Q3 2022 Supplemental Operating & Financial Data
25

Q3 2022 Supplemental Operating & Financial Data 26 Leasing Activity (dollars in thousands) Q3 2022 Re-leased to New Client Re-leased to Without After a Period Re-leasing Same Client Vacancy of Vacancy Totals Prior cash rents $ 28,863 $ 1,192 $ 697 $ 30,752 New cash rents* $ 31,172 $ 1,201 $ 986 $ 33,359 Recapture rate 108.0% 100.8% 141.5% 108.5 % Number of leases 158 5 6 169 Average months vacant — — 30.7 0.5 Lease incentives (1) $ — $ — $ 135 $ 135 *Percentage of Total Portfolio Annualized Contractual Rent: 1.1% (1) Lease incentives are defined as capital outlays made on behalf of a client that are specific to the client's use and benefit, and are not capitalized as improvements to the property. YTD 2022 Re-leased to New Client Re-leased to Without After a Period Re-leasing Same Client Vacancy of Vacancy Totals Prior cash rents $ 88,743 $ 1,970 $ 3,507 $ 94,220 New cash rents* $ 93,795 $ 2,385 $ 4,385 $ 100,565 Recapture rate 105.7% 121.1% 125.0% 106.7 % Number of leases 444 12 25 481 Average months vacant — — 15.4 0.5 Lease incentives (1) $ — $ — $ 135 $ 135 *Percentage of Total Portfolio Annualized Contractual Rent: 3.2 % Allocation Based on Number of Leases 93% 7% Same Tenant New Tenant 92% 8% Same Tenant New Tenant

Lease Expirations (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leases have a weighted average remaining lease term of approximately 8.8 years.

Total Portfolio (1)(2)					
	Expiring Leases			Total Portfolio	
Year	Retail	Non-Retail	Approx. Leasable Sq. Feet	Annualized Contractual Rent as of September 30, 2022	Percentage of Total Portfolio Annualized Contractual Rent
2022	67	4	848,400	$ 10,384	0.3 %
2023	608	24	8,416,400	112,238	3.6
2024	691	31	13,715,300	157,098	5.0
2025	844	35	13,955,500	197,071	6.3
2026	783	32	15,885,500	182,868	5.8
2027	1,351	34	21,724,400	265,394	8.4
2028	1,158	37	22,170,300	261,870	8.3
2029	883	20	18,775,800	225,784	7.2
2030	540	20	15,116,500	169,843	5.4
2031	475	35	20,745,700	233,083	7.4
2032	704	18	12,899,300	199,703	6.5
2033	557	13	12,596,800	162,275	5.2
2034	542	6	10,146,400	205,349	6.5
2035	409	3	4,713,700	104,514	3.3
2036	405	8	6,977,300	126,818	4.0
2037 - 2059	1,772	37	24,911,900	528,905	16.8
Totals	11,789	357	223,599,200	$ 3,143,197	100.0 %

(1) This table sets forth the timing of remaining lease term expirations in our portfolio (excluding rights to extend a lease at the option of the client) and their contributions to annualized contractual rent as of September 30, 2022. Leases on our multi-client properties are counted separately in the table above. This table excludes 167 vacant units.

(2) Of the 12,146 in-place leases in the portfolio, which excludes 167 vacant units, 10,306 or 84.9% were under leases that provide for increases in rents through: base rent increases tied to inflation (typically subject to ceilings), percentage rent based on a percentage of the clients' gross sales, fixed increases, or a combination of two or more of the aforementioned rent provisions.

Q3 2022 Supplemental Operating & Financial Data 27

Earnings Guidance

REALTY INCOME
The Monthly Dividend Company®

Summarized below are approximate estimates of the key components of our 2022 earnings guidance:

	Prior 2022 Guidance	Revised 2022 Guidance
Net income per share	$1.14 to $1.27	$1.07 to $1.15
Real estate depreciation and impairments per share	$2.88	$3.03
Other adjustments per share (1)	$(0.10)	$(0.11)
Normalized FFO per share (2)	$3.92 to $4.05	$3.99 to $4.07
AFFO per share (2)	$3.84 to $3.97	$3.87 to $3.94
Same store rent growth	~ 2.0%	~ 2.0%
Occupancy	Over 98%	Over 98%
Cash G&A expenses (% of revenues) (3)(4)	3.5% - 4.0%	3.5% - 4.0%
Property expenses (non-reimbursable) (% of revenues) (3)	1.5% - 2.0%	1.3% - 1.5%
Income tax expenses	$45 to $50 million	$45 to $50 million
Acquisition volume	Over $6.0 billion	Over $6.0 billion

(1) Includes gain on sales of properties, merger and integration-related costs and our proportionate share of adjustments for unconsolidated entities.

(2) Normalized FFO per share and AFFO per share exclude merger and integration-related costs associated with our merger with VEREIT.

(3) Revenue excludes contractually obligated reimbursements by our clients. Cash G&A expenses excludes stock-based compensation expense.

(4) G&A expenses inclusive of stock-based compensation expense as a percentage of rental revenue, excluding reimbursements, is expected to be approximately 4.0% - 4.5% in 2022.

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this presentation, the words "estimated," "anticipated," "expect," "believe," "intend," and similar expressions are intended to identify forward-looking statements. Forward-looking statements also include discussions of our business and portfolio including business model, future operations and results, strategy, plans, intentions of management, capital raising, settlement of shares of common stock sold pursuant to forward sale confirmations under our ATM program, dividends, and guidance. Forward-looking statements are subject to risks, uncertainties, and assumptions about us, which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business and economic conditions; competition; fluctuating interest and currency rates; access to debt and equity capital markets; continued volatility and uncertainty in the credit markets and broader financial markets; other risks inherent in the real estate business including our clients' defaults under leases, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; impairments in the value of our real estate assets; changes in income tax laws and rates; the continued evolution of the COVID-19 pandemic, the measures taken to limit its spread, and its impacts on us, our business, our clients (including those in the theater industry), or the economy generally; the timing and pace of reopening efforts at the local, state and national level in response to the COVID-19 pandemic and developments, such as the unexpected surges in COVID-19 cases, that cause a delay in or postponement of reopenings; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; any effects of uncertainties regarding whether the anticipated benefits or results of our merger with VEREIT,Inc will be achieved; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Those forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this press release. Actual plans and operating results may differ materially from what is expressed or forecasted in this press release. Realty Income does not undertake any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Q3 2022 Supplemental Operating & Financial Data 28

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	Wes Golladay	wgolladay@rwbaird.com	(216) 737-7510
Bank of America Securities	Joshua Dennerlein	joshua.dennerlein@bofa.com	(646) 855-1681
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
Citigroup	Nicholas Joseph	nicholas.joseph@citi.com	(212) 816-1909
Credit Suisse	Tayo Okusanya	tayo.okusanya@credit-suisse.com	(212) 325-1402
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Goldman Sachs	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
Green Street	Spenser Allaway	sallaway@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
Jefferies	Linda Tsai	ltsai@jefferies.com	(212) 778-8011
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
Ladenburg Thalmann	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Mizuho	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Ronald Kamdem	ronald.kamdem@morganstanley.com	(212) 269-8319
Raymond James	RJ Milligan	rjmilligan@raymondjames.com	(727) 567-2585
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com	(512) 708-6311
Scotiabank	Greg McGinniss	greg.mcginniss@scotiabank.com	(212) 225-6906
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
UBS	Michael Goldsmith	michael.goldsmith@ubs.com	(212) 713-2951
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com	(646) 582-9250

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q3 2022 Supplemental Operating & Financial Data 29

Q3 2022 Supplemental Operating & Financial Data 30 Glossary Adjusted EBITDAre. The National Association of Real Estate Investment Trusts (Nareit) established an EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) it believed would provide investors with a consistent measure to help make investment decisions among certain REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gain and loss, excluding the gain and loss from the settlement of foreign currency forwards not designated as hedges (which is consistent with our previous calculations of "Adjusted EBITDAre"). We define Adjusted EBITDAre, a non-GAAP financial measure, for the most recent quarter as earnings (net income) before (i) interest expense, including non-cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) loss on extinguishment of debt, (iv) real estate depreciation and amortization, (v) provisions for impairment, (vi) merger and integration-related costs, (vii) gain on sales of real estate, (viii) foreign currency and derivative gain and loss, net and (ix) equity in income and impairment of investment in unconsolidated entities. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it provides a view of our operating performance, analyzes our ability to meet interest payment obligations before the effects of income tax, depreciation and amortization expense, provisions for impairment, gain on sales of real estate and other items, as defined above, that affect comparability, including the removal of non-recurring and non-cash items that industry observers believe are less relevant to evaluating the operating performance of a company. In addition, EBITDAre is widely followed by industry analysts, lenders, investors, rating agencies, and others as a means of evaluating the operational cash generating capacity of a company prior to servicing debt obligations. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents our current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Adjusted Funds From Operations (AFFO), a non-GAAP financial measure, is defined as FFO adjusted for unique revenue and expense items, which we believe are not as pertinent to the measurement of our ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). We believe AFFO provides useful information to investors because it is a widely accepted industry measure of the operating performance of real estate companies that is used by industry analysts and investors who look at and compare those companies. In particular, AFFO provides an additional measure to compare the operating performance of different REITs without having to account for differing depreciation assumptions and other unique revenue and expense items which are not pertinent to measuring a particular company’s ongoing operating performance. Therefore, we believe that AFFO is an appropriate supplemental performance metric, and that the most appropriate GAAP performance metric to which AFFO should be reconciled is net income available to common stockholders. Annualized Adjusted EBITDAre, a non-GAAP financial measure, is calculated by annualizing Adjusted EBITDAre. Annualized Pro Forma Adjusted EBITDAre, a non-GAAP financial measure, is defined as Adjusted EBITDAre, which includes transaction accounting adjustments in accordance with U.S. GAAP, consists of adjustments to incorporate Adjusted EBITDAre from properties we acquired or stabilized during the applicable quarter and removes Adjusted EBITDAre from properties we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable quarter. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. The annualized pro forma adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes and bonds. See page 13 for further information regarding our debt covenants.

Q3 2022 Supplemental Operating & Financial Data 31 Glossary (Cont'd) Funds From Operations (FFO), a non-GAAP financial measure, consistent with the Nareit definition, is net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, and reduced by gain on property sales. Presentation of the information regarding FFO and AFFO (described on pages 5 and 6) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that adds back items such as depreciation and impairments for FFO. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure. In addition, FFO is used as a measure of our compliance with the financial covenants of our credit facility. Initial Weighted Average Cash Lease Yield (acquisitions) is computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by us). Investment Grade Clients are our clients with a credit rating, and our clients that are subsidiaries or affiliates of companies with a credit rating, as of the balance sheet date, of Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch). Net Cash Capitalization Rates (dispositions) are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by us). Net Debt/Annualized Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, less cash and cash equivalents), divided by Annualized Adjusted EBITDAre. Net Debt/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, less cash and cash equivalents), divided by Annualized Pro Forma Adjusted EBITDAre. Normalized Funds from Operations Available to Common Stockholders (Normalized FFO), a non-GAAP financial measure, is FFO excluding merger and integration-related costs associated with our merger with VEREIT. Same Store Pool, for purposes of determining the properties used to calculate our same store rental revenue, includes all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced. Same Store Rental Revenue excludes straight-line rent, the amortization of above-and below-market leases, and reimbursements from clients for recoverable real estate taxes and operating expenses. For purposes of comparability, same store rental revenue is presented on a constant currency basis by applying the exchange rate as of the balance sheet date to base currency rental revenue. Total Portfolio Annualized Contractual Rent is the monthly aggregate cash amount charged to clients, inclusive of monthly base rent receivables, as of the balance sheet date, multiplied by 12, excluding percentage rent. We believe total portfolio annualized contractual rent is a useful supplemental operating measure, as it excludes properties that were no longer owned at the balance sheet date and includes the annualized rent from properties acquired during the quarter. Total portfolio annualized contractual rent has not been reduced to reflect reserves recorded as reductions to GAAP rental revenue in the periods presented. Total portfolio annualized contractual rent excludes unconsolidated entities.